Exhibit 10.1

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made as of August 20, 2026 (the “Effective Date”), by and between SOUTHEAST METALS LLC, a Virginia limited liability company (“Assignor”), whose notice address is 650 Peter Jefferson Parkway Suite 230, Charlottesville, Virginia 22911, and FOOTHILLS RARE EARTHS, LLC, a North Carolina limited liability company (“Assignee”), whose notice address is 101 W. Main Street, Manchester, Georgia 31816.

WITNESSETH:

A. Assignor is the lessee under that certain Mining Lease Agreement dated effective October 1, 2020 (the “Lease”) by and between Assignor and Weyerhaeuser Company, a Washington corporation, with respect to certain premises located in Harris and Talbot Counties, Georgia, as more particularly described therein (the “Premises”).

B. Pursuant to that certain Option and Project Evaluation Agreement dated December 11, 2020 (as amended, the “Agreement”), Assignor shall assign to Assignee all right, title and interest of Assignor in the Lease, subject to the conditions set forth in the Agreement.

NOW, THEREFORE, for the good and valuable consideration set forth in the Agreement, the receipt, adequacy and legal sufficiency of which are hereby acknowledged by the parties, and intending to be legally bound, the parties hereto hereby covenant and agree as follows:

1. Assignment. Assignor hereby grants, assigns, transfers and conveys to Assignee, its successors and assigns, as of the Effective Date, all of Assignor’s rights, title, and interest in, to and under the Lease and the Premises, including, without limitation, extension and renewal rights, and any easements, appurtenances and nondisturbance rights in favor of or benefiting the Premises.

2. Assumption. As of the Effective Date, Assignee hereby assumes all of Assignor’s rights, title, and interest in, to and under the Lease and all obligations and duties arising under the Lease, to the extent such obligations and duties are required to be performed on or after the Effective Date.

3. Entire Agreement. This Assignment constitutes the entire understanding between the parties with respect to the subject matter hereof. This Assignment may be amended, supplemented or otherwise modified only by a written instrument duly executed by the parties to this Assignment. Notwithstanding anything to the contrary in this Assignment, in no event shall the terms of this Assignment change, modify or in any way alter the terms, conditions and obligations set forth in the Agreement.

4. Assignor’s Indemnification. Assignor agrees to indemnify and hold Assignee harmless from all cost, liability, damage or expenses, including, without limitation, reasonable attorneys’ fees, arising out of the Lease and originating prior the Effective Date and/or which are applicable to periods occurring prior to the Effective Date, except for any such cost, liability, damage or expenses, including, without limitation, reasonable attorneys’ fees, arising on and after the Effective Date due to activities of Assignee required under the Agreement prior to the Effective Date for which Assignee will indemnify Assignor.

5. Assignee’s Indemnification. Assignee agrees to indemnify and hold Assignor harmless from all cost, liability, damage or expenses, including, without limitation, reasonable attorneys’ fees, arising out of the Lease and originating on and after the Effective Date and/or which are applicable to periods occurring on or after the Effective Date, except for any such cost, liability, damage or expenses, including, without limitation, reasonable attorneys’ fees, arising on and after the Effective Date due to activities of Assignor prior to the Effective Date for which Assignor will indemnify Assignee pursuant to Section 4.

6. Governing Law. This Assignment shall be deemed to be made under, construed in accordance with and governed by the laws of the state where the Premises are located, without regard to any applicable conflicts of law principles.

7. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

8. Counterparts; Execution by Electronic Means. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. The reproduction of signatures by means of facsimile device or other electronic means shall be treated as though such reproductions are executed originals.

9. Captions; Section Headings. Captions and section headings used herein are for convenience only and are not part of this Assignment, and shall not be used in construing it. References herein to sections and paragraphs shall apply to sections and paragraphs of this Assignment.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed the day and year first above written.

ASSIGNOR:

SOUTHEAST METALS LLC,

a Virginia limited liability company

By: /s/ Bart L. Graham

Name: Bart L. Graham

Title: Assistant Manager

ASSIGNEE:

FOOTHILLS RARE EARTHS, LLC,

a North Carolina limited liability company

By: /s/ Kevin McCarty

Name: Kevin McCarty

Title: VP of Exploration

Signature Page to Assignment and Assumption of Lease